UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced by Cyberonics, Inc. (the "Company"), the staff of the Securities and Exchange Commission is conducting an informal inquiry relating to the Company's stock option grants. The Company received a subpoena on June 26, 2006 from the U.S. Attorney's Office for the Southern District of New York requesting documents relating to the Company's stock options grants. The Company is cooperating with the SEC staff and the U.S. Attorney's Office. In furtherance of such cooperation, the Audit Committee of the Company's Board of Directors will retain independent counsel to assist it in reviewing the Company's stock option grants, procedures, and practices, including compliance with Generally Accepted Accounting Principles and all applicable statutes, rules, and regulations. Given the ongoing nature of these matters, the Company is not in a position to comment further at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

June 27, 2006	By:	David S. Wise

Name: David S. Wise
Title: Secretary